Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2022 relating to the financial statements of Smith & Wesson Brands, Inc. and the effectiveness of Smith & Wesson Brands, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Smith & Wesson Brands, Inc. for the year ended April 30, 2022.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
September 12, 2022